Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of Covenant Group of China, Inc. on Amendment No. 2 to Form S-1 of our report for Covenant Group of China, Inc. dated March 31, 2010 , our report for Chongqing HongSheng Sysway Information Industry Co., Inc. dated November 16, 2009 and our report for Hainan Jien Intelligent Engineering Co., Inc. dated November 16, 2009,appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Morison Cogen LLP

Bala Cynwyd, Pennsylvania
July 2, 2010